Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports First Quarter 2022 Results

NASHVILLE, Tenn. (May 2, 2022) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the three months ended March 31, 2022.

First Quarter 2022 Highlights and Recent Developments:

•	Impacted by group cancellations early in the quarter due to the Omicron variant, the Company generated Q1 2022 Net Loss available to common shareholders of $(24.6) million and consolidated Adjusted EBITDAre of $69.0 million.

•	Driven by strong leisure ADR and occupancy and the rapid recovery in group travel from the Omicron variant, Hospitality occupancy reached 63.3% in March, compared to the month of January when occupancy was 32.8%.

•	Business levels rebounded quickly in the quarter, with Hospitality Operating Income/(Loss) and Hospitality Adjusted EBITDAre reaching $33.9 million and $52.5 million in March, respectively, compared to $(17.1) million and $0.9 million in January, respectively.

•	Strong ADR performance across all five Gaylord Hotels, with ADR reaching over $229 per night in Q1 2022, an increase of 21.0% compared to Q1 2021 and 14.0% compared to Q1 2019 ADR.

•	The Company recorded $19.6 million in cancellation and attrition fees in Q1 2022.

•	Gross Advanced Group Room Bookings in Q1 2022, exceeded Q1 2019 levels, with an increase in ADR of 7.5% on new bookings for all future years as compared to Q1 2021, and 12.7% above Q1 2019, ADR levels.

•	Subsequent to quarter end, the Company announced a strategic investment in the Company’s Opry Entertainment Group (OEG) by Atairos and NBCUniversal, which initially values the OEG business at $1.415 billion, inclusive of the pending acquisition of Block 21, and is expected to close in Q2 2022.

•	Company provides outlook for Q2 2022 consolidated Net Income of $28.5 to $32.0 million; FY 2022 consolidated Net Income of $60.0 to $75.0 million; Q2 2022 consolidated Adjusted EBITDAre of $135 to $145 million and FY 2022 consolidated Adjusted EBITDAre of $476 to $502 million.

Colin Reed, Chairman and Chief Executive Officer of Ryman Hospitality Properties, said, “Our businesses delivered better than expected performance during the first quarter, and we are starting the second quarter with positive momentum heading into the rest of the year. The initial headwinds we faced from the Omicron variant early in the year were overcome by a rapid month-over-month improvement in group travel, continued strength in leisure demand, and a Q1 2022 ADR that surpassed our Q1 2019 ADR by 14.0 percent. Notably, we ended the quarter with significant acceleration across our business, delivering Hospitality Adjusted EBITDAre for March that exceeded comparable results for the pre-pandemic period of March 2019. This was achieved despite overall occupancy rates that were nearly sixteen points lower than the same period in 2019. The strong end to the quarter and confidence for the remainder of 2022, barring a new variant or other exogenous events, is allowing us to provide both Q2 and full year 2022 outlook for Net Income and consolidated Adjusted EBITDAre.

In addition to strong financial performance at the end of the first quarter, we announced in early April a major step forward in our plans to expand the reach of our entertainment business, through a strategic partnership with Atairos and NBCUniversal. We believe this alliance will help accelerate the growth in this one-of-a-kind business while allowing us to deleverage and continue to strategically invest in our hospitality business. We look forward to closing this transaction in Q2 2022 and to what this partnership will bring in the months and years ahead.”

First Quarter 2022 Results (as compared to First Quarter 2021):

	Three Months Ended
Consolidated Results	March 31,
($ in thousands, except per share amounts)	2022	2021	% ∆
Total Revenue	$299,135	$84,175	255.4%

Operating income (loss)	$7,874	$(79,557)	109.9%
Operating income (loss) margin	2.6%	-94.5%	97.1	pt

Net loss available to common shareholders	$(24,621)	$(104,521)	76.4%
Net loss available to common shareholders margin	-8.2%	-124.2%	116.0	pt
Net loss available to common shareholders per diluted share	$(0.45)	$(1.90)	76.3%

Adjusted EBITDAre	$68,994	$(22,449)	407.3%
Adjusted EBITDAre margin	23.1%	-26.7%	49.8	pt
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$68,994	$(21,705)	417.9%
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture margin	23.1%	-25.8%	48.9	pt

Funds From Operations (FFO) available to common shareholders and unit holders	$31,222	$(59,965)	152.1%
FFO available to common shareholders and unit holders per diluted share/unit	$0.56	$(1.08)	151.9%

Adjusted FFO available to common shareholders and unit holders	$34,814	$(50,505)	168.9%
Adjusted FFO available to common shareholders and unit holders per diluted share/unit	$0.63	$(0.91)	169.2%

Note: For the Company’s definitions of Adjusted EBITDAre, Adjusted EBITDAre margin, Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture, Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture margin, FFO available to common shareholders and unit holders, and Adjusted FFO available to common shareholders and unit holders, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDAre to Net Income/(Loss) and a reconciliation of the non-GAAP financial measure Adjusted FFO available to common shareholders and unit holders to Net Income/(Loss), see “Non-GAAP Financial Measures,” “EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Definition,” “Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin Definition” “FFO, Adjusted FFO, and Adjusted FFO available to common shareholders and unit holders Definition” and “Supplemental Financial Results” below.

Hospitality Segment

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2022	2021	% ∆
Hospitality Revenue (1)	$261,111	$69,802	274.1%

Hospitality Operating income (loss) (1)	$15,668	$(63,543)	124.7%
Hospitality Operating income/(loss) margin (1)	6.0%	-91.0%	97.0	pt
Hospitality Adjusted EBITDAre (1)	$70,332	$(11,889)	691.6%
Hospitality Adjusted EBITDAre margin (1)	26.9%	-17.0%	43.9	pt

Hospitality Performance Metrics (1) (2)
Occupancy	47.3%	16.4%	30.9	pt
Average Daily Rate (ADR)	$229.17	$189.42	21.0%
RevPAR	$108.41	$31.02	249.5%
Total RevPAR	$278.64	$76.71	263.2%

Gross Definite Rooms Nights Booked	422,045	441,170	-4.3%
Net Definite Rooms Nights Booked	165,668	(33,709)	591.5%
Group Attrition (as % of contracted block)	32.1%	42.1%	-10.0	pt
Cancellations ITYFTY (3)	170,419	279,624	-39.1%

(1)	Gaylord National closed on March 25, 2020 and remained closed until July 1, 2021.
(2)	Calculation of hospitality performance metrics includes closed hotel room nights available; includes the addition of 302 additional guest rooms due to Gaylord Palms expansion beginning June 1, 2021. ADR is for occupied rooms.
(3)	"ITYFTY" represents In The Year For The Year.

Note: For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR, Total RevPAR, and Occupancy” below. Property-level results and operating metrics for first quarter 2022 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDAre Reconciliations and Operating Metrics,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDAre to Hospitality Operating Income/(Loss), and property-level Adjusted EBITDAre to property-level Operating Income/(Loss) for each of the hotel properties.

Hospitality Segment Highlights

•	Hotel occupancy was 47.3% in Q1 2022, however, occupancy increased substantially month-by-month, rising from 32.8% in January to 63.3% in March as the Omicron variant subsided.

•	Gaylord Palms delivered the best Operating Income and Adjusted EBITDAre month on record for the hotel for the month of March, with occupancy levels near 80%, including the recently completed 302 room expansion.

•	Group sales production for the quarter totaled 422,000 gross room nights, with a 12.7% improvement in ADR for all future years over Q1 2019 group production.

Gaylord Opryland

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2022	2021	% ∆
Revenue	$73,519	$21,759	237.9%
Operating income (loss)	$15,555	$(11,750)	232.4%
Operating income (loss) margin	21.2%	-54.0%	75.2	pt
Adjusted EBITDAre	$24,131	$(3,482)	793.0%
Adjusted EBITDAre margin	32.8%	-16.0%	48.8	pt

Occupancy	48.8%	18.3%	30.5	pt
Average daily rate (ADR)	$239.77	$210.04	14.2%
RevPAR	$116.98	$38.37	204.9%
Total RevPAR	$282.85	$83.71	237.9%

Gaylord Palms

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2022	2021	% ∆
Revenue	$59,848	$15,117	295.9%
Operating income (loss)	$15,858	$(6,017)	363.6%
Operating income (loss) margin	26.5%	-39.8%	66.3	pt
Adjusted EBITDAre	$22,476	$(393)	5,819.1%
Adjusted EBITDAre margin	37.6%	-2.6%	40.2	pt

Occupancy (1)	55.6%	24.3%	31.3	pt
Average daily rate (ADR)	$256.19	$191.71	33.6%
RevPAR (1)	$142.36	$46.66	205.1%
Total RevPAR (1)	$387.07	$118.62	226.3%

(1) Calculation of hospitality performance metrics includes 302 expansion rooms beginning June 1, 2021.

Gaylord Texan

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2022	2021	% ∆

Revenue	$56,636	$18,358	208.5%
Operating income (loss)	$12,916	$(4,781)	370.2%
Operating income (loss) margin	22.8%	-26.0%	48.8	pt
Adjusted EBITDAre	$19,614	$1,448	1,254.6%
Adjusted EBITDAre margin	34.6%	7.9%	26.7	pt

Occupancy	57.8%	22.6%	35.2	pt
Average daily rate (ADR)	$221.38	$189.83	16.6%
RevPAR	$128.06	$42.99	197.9%
Total RevPAR	$346.91	$112.45	208.5%

Gaylord National

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2022	2021	% ∆
Revenue	$32,587	$1,257	2,492.4%
Operating loss	$(11,275)	$(14,523)	22.4%
Operating loss margin	-34.6%	-1155.4%	1,120.8	pt
Adjusted EBITDAre	$(1,796)	$(6,336)	71.7%
Adjusted EBITDAre margin	-5.5%	-504.1%	498.6	pt

Occupancy (1) (2)	35.4%	0.0%	35.4	pt
Average daily rate (ADR)	$219.63	$0.00	NA
RevPAR (1) (2)	$77.73	$0.00	NA
Total RevPAR (1) (2)	$181.40	$7.00	2,491.4%

(1) Calculation of hospitality performance metrics includes closed hotel room nights available.

(2) Gaylord National closed on March 25, 2020 and remained closed until July 1, 2021.

Gaylord Rockies

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2022	2021	% ∆
Revenue	$34,787	$11,970	190.6%
Operating loss	$(16,784)	$(24,699)	32.0%
Operating loss margin	-48.2%	-206.3%	158.1	pt
Adjusted EBITDAre	$5,864	$(2,008)	392.0%
Adjusted EBITDAre margin	16.9%	-16.8%	33.7	pt

Occupancy	39.2%	17.4%	21.8	pt
Average daily rate (ADR)	$213.46	$175.28	21.8%
RevPAR	$83.61	$30.46	174.5%
Total RevPAR	$257.51	$88.61	190.6%

Entertainment Segment

For the three months ended March 31, 2022, and 2021, the Company reported the following:

($ in thousands)	Three Months Ended
	March 31,
	2022	2021	% ∆
Revenue	$38,024	$14,373	164.6%
Operating income (loss)	$2,437	$(7,920)	130.8%
Operating income (loss) margin	6.4%	-55.1%	61.5	pt
Adjusted EBITDAre	$4,810	$(5,461)	188.1%
Adjusted EBITDAre margin	12.6%	-38.0%	50.6	pt

Reed continued, “Despite some turbulence early in the quarter related to the Omicron variant, our entertainment business results exceeded our internal expectations as live entertainment and leisure travel continues to appeal to consumers across the country. Our previously announced growth projects remain on pace, and our Block 21 acquisition is expected to close prior to June 1, 2022. We are pleased with the recovery we have seen in this business and look forward to increased leisure demand for the remainder of the year.”

Corporate and Other Segment

For the three months ended March 31, 2022, and 2021, the Company reported the following:

($ in thousands)	Three Months Ended
	March 31,
	2022	2021	% ∆
Operating loss	$(10,231)	$(8,094)	-26.4%
Adjusted EBITDAre	$(6,148)	$(5,099)	-20.6%

The increase in Corporate and Other Segment Operating Loss and decrease in Adjusted EBITDAre for the 2022 period resulted from an increase in administrative and employment costs associated with the hiring of additional employees and increased wages to support the Company’s continued recovery and future growth.

Reed concluded, “After two years of uncertainty, we are at last beginning to see familiar patterns emerge on both sides of our business. We have always taken pride in the unique visibility that the contractual nature of our core business provides, and we remain optimistic about our current trajectory and tremendously enthusiastic about our long-term prospects.”

2022 Guidance

The following business performance outlook for second quarter 2022 and full year 2022 is based on current information as of May 2, 2022. The Company does not expect to update the guidance provided below before next quarter’s earnings release. However, the Company may update its full business outlook or any portion thereof at any time for any reason. The guidance below contemplates the consummation of the planned Block 21 transaction and the Company’s pro-rata share of the Circle JV.

($ in millions)	Guidance		2Q 2022
	2Q 2022		Guidance
	Low	High	Midpoint
Net Income	$28.5	$32.0	$30.3

Adjusted EBITDAre
Hospitality	$120.0	$124.0	$122.0
Entertainment	22.0	27.0	24.5
Corporate and Other	(7.0)	(6.0)	(6.5)
Consolidated Adjusted EBITDAre	$135.0	$145.0	$140.0

($ in millions)	Guidance		Full Year 2022
	Full Year 2022		Guidance
	Low	High	Midpoint
Net Income	$60.0	$75.0	$67.5

Adjusted EBITDAre
Hospitality	$425.0	$440.0	$432.5
Entertainment	80.0	88.0	84.0
Corporate and Other	(29.0)	(26.0)	(27.5)
Consolidated Adjusted EBITDAre	$476.0	$502.0	$489.0

Note: For reconciliations of Consolidated Adjusted EBITDAre guidance to Net Income and segment-level Adjusted EBITDAre to segment-level Operating Income, see “Reconciliation of Forward-Looking Statements” below.

Development Update

On March 28, 2022, the Company announced that the anticipated closing date for the previously announced sale of Block 21 by Stratus Properties, Inc. to the Company was extended, as the parties complete the process of obtaining the remaining required approvals of the assumption of the property’s existing mortgage loan by the purchaser. The acquisition is now expected to close prior to June 1, 2022, subject to the timely satisfaction or waiver of various closing conditions, including the final consent of the loan servicers to the assumption of the existing loan by the purchaser, the consent of the hotel operator, an affiliate of Marriott, to the assumption of the hotel operating agreement by the purchaser, the absence of a material adverse effect, and other customary closing conditions.

On April 4, 2022, the Company announced that Atairos, along with Atairos’ long-term strategic partner NBCUniversal, will acquire a 30% minority ownership stake in RHP’s Opry Entertainment Group. Atairos’ investment values OEG at $1.415 billion, inclusive of OEG’s previously announced acquisition of Block 21. Atairos has agreed to make an additional $30 million investment in OEG, contingent on certain performance targets being achieved, which would bring OEG’s valuation to $1.515 billion. The initial $1.415 billion valuation includes a recapitalization of OEG with a new $300 million Term Loan B, a new revolving credit facility, and the assumption of a $137 million CMBS facility for Block 21 upon consummation of that transaction. Atairos’ and NBCUniversal’s initial 30% equity investment in OEG is approximately $293 million, of which NBCUniversal will indirectly invest up to approximately $15 million. The transaction, which is subject to customary conditions, is expected to close in Q2 2022. The Company expects to use the net proceeds of the $293 million investment and the OEG financing to pay transaction expenses, fully repay its $300 million Term Loan A and repay substantially all the borrowings outstanding under its revolving credit facility, thereby reducing leverage, and creating balance sheet flexibility to allow the Company to pursue continued reinvestment in its businesses.

Balance Sheet/Liquidity Update

As of March 31, 2022, the Company had total debt outstanding of $2,937.7 million, net of unamortized deferred financing costs, and unrestricted cash of $128.4 million. As of March 31, 2022, $190.0 million was drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued $0.1 million in letters of credit, which left $509.9 million of availability for borrowing under the credit facility.

At the end of the first quarter, the Company effectively exited its covenant waiver period under its secured credit facility. Beginning with the second quarter, the Company now will once again be required to meet modified covenants related to its funded indebtedness to total asset value ratio, fixed charge coverage ratio, and implied debt service coverage ratio.

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release tomorrow, May 3, 2022, at 9:00 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and country music entertainment experiences. The Company’s core holdings, Gaylord Opryland Resort & Convention Center, Gaylord Palms Resort & Convention Center, Gaylord Texan Resort & Convention Center, Gaylord National Resort & Convention Center, and Gaylord Rockies Resort & Convention Center are five of the top 10 largest non-gaming convention center hotels in the United States based on total indoor meeting space. These convention center resorts operate under the Gaylord Hotels brand and are managed by Marriott International. The Company also owns two adjacent ancillary hotels and a small number of attractions managed by Marriott International for a combined total of 10,412 rooms and more than 2.8 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. The Company’s Entertainment segment includes a growing collection of iconic and emerging country music brands operated by the Company, including the Grand Ole Opry; Ryman Auditorium; WSM 650 AM; Ole Red and a 50% interest in Circle, a country lifestyle media network the Company owns in a joint venture with Gray Television; as well as other Nashville-area attractions managed by Marriott. The Company operates its Entertainment segment as part of a taxable REIT subsidiary. Visit RymanHP.com for more information.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, the impact of COVID-19 on travel, leisure and group demand, the effects of COVID-19 on our results of operations, rebooking efforts, our liquidity, recovery of group business to pre-pandemic levels, anticipated business levels and anticipated financial results for the Company during future periods, the pending acquisition of Block 21, the Company’s expectations for Block 21 upon the closing of the transaction, the pending Atairos investment in OEG, the Company’s expectations for OEG upon the closing of the proposed investment in OEG, and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with the COVID-19 pandemic, including the effects of the COVID-19 pandemic on us and the hospitality and entertainment industries generally, the effects of the COVID-19 pandemic on the demand for travel, leisure and group business (including government-imposed restrictions), levels of consumer confidence in the safety of travel and group gathering as a result of COVID-19, the duration and severity of the COVID-19 pandemic in the United States and the pace of recovery following the COVID-19 pandemic, the duration and severity of the COVID-19 pandemic in the markets where our assets are located, governmental restrictions on our businesses, economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the effects of inflation on the Company’s business and on its customers, including group business at its hotels, the Company’s ability to remain qualified as a REIT for federal income tax purposes, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, the suspension of our dividend and our dividend policy, including the frequency and amount of any dividend we may pay, the Company’s ability to borrow funds pursuant to its credit agreement, the occurrence of any event, change or other circumstance that could delay the closing of the Block 21 acquisition or the Atairos investment in OEG, or result in the termination of the agreement for the Block 21 acquisition or for the proposed investment in OEG, adverse effects on the Company’s common stock because of the failure to complete the Block 21 acquisition or the proposed investment in OEG, and the Company’s ability to otherwise obtain cash to fund the Block 21 acquisition. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR, Total RevPAR, and Occupancy

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. Room nights available to guests include nights the hotels are closed. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage, and other ancillary services revenue by room nights available to guests for the period. Rooms out of service for renovation are included in room nights available. For the three months ended March 31, 2022, and 2021, the calculation of RevPAR and Total RevPAR in our tabular presentations has not been changed as a result of the COVID-19 pandemic and the resulting hotel closures and is consistent with prior periods. The closure of Gaylord National, which reopened July 1, 2021, resulted in significantly lower performance reflected in these metrics for the three months ended March 31, 2021, as compared to the current period. Occupancy figures reflect an additional 302 rooms available at Gaylord Palms beginning in June 2021.

Calculation of GAAP Margin Figures

We calculate Net Income/(Loss) available to common shareholders margin by dividing GAAP consolidated Net Income available to common shareholders by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Operating Income Margin by dividing consolidated, segment or property-level GAAP Operating Income/(Loss) by consolidated, segment or property-level GAAP Revenue.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Definition

We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as Net Income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property or the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented:

•	preopening costs;

•	non-cash lease expense;

•	equity-based compensation expense;

•	impairment charges that do not meet the NAREIT definition above;

•	credit losses on held-to-maturity securities;

•	any transaction costs of acquisitions;

•	interest income on bonds;

•	loss on extinguishment of debt;

•	pension settlement charges;

•	pro rata Adjusted EBITDAre from unconsolidated joint venture; and

•	any other adjustments we have identified herein.

We then exclude noncontrolling interests in consolidated joint venture to calculate Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture.

We use EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture and segment or property-level EBITDAre and Adjusted EBITDAre to evaluate our operating performance. We believe that the presentation of these non-GAAP metrics provides useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of these non-GAAP metrics, when combined with the primary GAAP presentation of Net Income or Operating Income, as applicable, is beneficial to an investor’s complete understanding of our operating performance. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture provides useful information to investors regarding our operating performance and debt leverage metrics.

Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin Definition

We calculate consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin by dividing consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Adjusted EBITDAre Margin by dividing consolidated, segment-, or property-level Adjusted EBITDAre by consolidated, segment-, or property-level GAAP Revenue. We believe Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture and GAAP consolidated Total Revenue or segment or property-level GAAP Revenue, as applicable.

FFO, Adjusted FFO, and Adjusted FFO available to common shareholders and unit holders Definition

We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as Net Income (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint venture attributable to noncontrolling interest, and pro rata adjustments for unconsolidated joint venture.

To calculate Adjusted FFO available to common shareholders and unit holders, we then exclude, to the extent the following adjustments occurred during the periods presented:

•	right-of-use asset amortization;

•	impairment charges that do not meet the NAREIT definition above;

•	write-offs of deferred financing costs;

•	amortization of debt discounts or premiums and amortization of deferred financing costs;

•	(gains) losses on extinguishment of debt

•	non-cash lease expense;

•	credit loss on held-to-maturity securities;

•	pension settlement charges;

•	additional pro rata adjustments from unconsolidated joint venture;

•	(gains) losses on other assets;

•	transaction costs on acquisitions;

•	deferred income tax expense (benefit); and

•	any other adjustments we have identified herein.

To calculate Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex), we then exclude FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties. FFO available to common shareholders and unit holders and Adjusted FFO available to common shareholders and unit holders and Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex) exclude the ownership portion of Gaylord Rockies joint venture not controlled or owned by the Company in prior periods.

We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding the performance of our ongoing operations because each presents a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items, which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use these non-GAAP financial measures as measures in determining our results after considering the impact of our capital structure.

We caution investors that non-GAAP financial measures we present may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. The non-GAAP financial measures we present, and any related per share measures, should not be considered as alternative measures of our Net Income (Loss), operating performance, cash flow or liquidity. These non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that these non-GAAP financial measures can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (Loss), Operating Income (Loss), or cash flow from operations.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Jennifer Hutcheson, Chief Financial Officer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6320	(929) 266-6315
jhutcheson@rymanhp.com	robert.winters@alpha-ir.com
Todd Siefert, Senior Vice President Corporate Finance & Treasurer
Ryman Hospitality Properties, Inc.
(615) 316-6344
tsiefert@rymanhp.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except per share data)

	Three Months Ended
	Mar. 31
	2022	2021
Revenues:
Rooms	$101,593	$28,228
Food and beverage	112,116	18,175
Other hotel revenue	47,402	23,399
Entertainment	38,024	14,373
Total revenues	299,135	84,175

Operating expenses:
Rooms	30,136	9,477
Food and beverage	71,329	19,329
Other hotel expenses	86,643	54,557
Management fees	5,064	753
Total hotel operating expenses	193,172	84,116
Entertainment	31,731	18,691
Corporate	9,557	7,528
Preopening costs	304	399
(Gain) loss on sale of assets	469	(317)
Depreciation and amortization	56,028	53,315
Total operating expenses	291,261	163,732

Operating income (loss)	7,874	(79,557)

Interest expense, net of amounts capitalized	(31,937)	(30,796)
Interest income	1,381	1,370
Loss on extinguishment of debt	-	(2,949)
Loss from consolidated joint ventures	(2,627)	(1,609)
Other gains and (losses), net	447	374
Loss before income taxes	(24,862)	(113,167)

(Provision) benefit for income taxes	65	(3,954)
Net loss	(24,797)	(117,121)

Net loss attributable to noncontrolling interest in consolidated joint venture	-	11,793
Net loss attributable to noncontrolling interest in Operating Partnership	176	807
Net loss available to common shareholders	$(24,621)	$(104,521)

Basic loss per share available to common shareholders	$(0.45)	$(1.90)
Diluted loss per share available to common shareholders	$(0.45)	$(1.90)

Weighted average common shares for the period:
Basic	55,086	54,995
Diluted	55,086	54,995

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Mar. 31	Dec. 31,
	2022	2021
ASSETS:
Property and equipment, net of accumulated depreciation	$2,994,541	$3,031,844
Cash and cash equivalents - unrestricted	128,436	140,688
Cash and cash equivalents - restricted	16,473	22,312
Notes receivable	67,493	71,228
Trade receivables, net	83,234	74,745
Prepaid expenses and other assets	132,879	112,904
Intangible assets	116,772	126,804
Total assets	$3,539,828	$3,580,525

LIABILITIES AND EQUITY:
Debt and finance lease obligations	$2,937,660	$2,936,819
Accounts payable and accrued liabilities	287,286	304,719
Dividends payable	110	386
Deferred management rights proceeds	169,834	170,614
Operating lease liabilities	114,981	113,770
Deferred income tax liabilities, net	4,256	4,671
Other liabilities	62,880	71,939
Total equity (deficit)	(37,179)	(22,393)
Total liabilities and equity (deficit)	$3,539,828	$3,580,525

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

 SUPPLEMENTAL FINANCIAL RESULTS

 ADJUSTED EBITDAre RECONCILIATION

 Unaudited

 (in thousands)

	Three Months Ended Mar. 31,
	2022		2021
	$	Margin	$	Margin
Consolidated
Revenue	$299,135		$84,175
Net loss	$(24,797)	-8.3%	$(117,121)	-139.1%
Interest expense, net	30,556		29,426
Provision (benefit) for income taxes	(65)		3,954
Depreciation & amortization	56,028		53,315
(Gain) loss on sale of assets	469		(317)
Pro rata EBITDAre from unconsolidated joint ventures	22		15
EBITDAre	62,213	20.8%	(30,728)	-36.5%
Preopening costs	304		399
Non-cash lease expense	1,173		1,088
Equity-based compensation expense	3,786		2,522
Interest income on Gaylord National bonds	1,340		1,321
Loss on extinguishment of debt	-		2,949
Transaction costs of acquisitions	178		-
Adjusted EBITDAre	$68,994	23.1%	$(22,449)	-26.7%
Adjusted EBITDAre of noncontrolling interest in consolidated joint venture	-		744
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$68,994	23.1%	$(21,705)	-25.8%

Hospitality segment
Revenue	$261,111		$69,802
Operating income (loss)	$15,668	6.0%	$(63,543)	-91.0%
Depreciation & amortization	52,271		49,148
Gain on sale of assets	-		(317)
Preopening costs	-		398
Non-cash lease expense	1,053		1,104
Interest income on Gaylord National bonds	1,340		1,321
Adjusted EBITDAre	$70,332	26.9%	$(11,889)	-17.0%

Entertainment segment
Revenue	$38,024		$14,373
Operating income (loss)	$2,437	6.4%	$(7,920)	-55.1%
Depreciation & amortization	3,552		3,601
Preopening costs	304		1
Non-cash lease (revenue) expense	120		(16)
Equity-based compensation	824		467
Transaction costs of acquisitions	178		-
Pro rata adjusted EBITDAre from unconsolidated joint ventures	(2,605)		(1,594)
Adjusted EBITDAre	$4,810	12.6%	$(5,461)	-38.0%

Corporate and Other segment
Operating loss	$(10,231)		$(8,094)
Depreciation & amortization	205		566
Other gains and (losses), net	916		374
Equity-based compensation	2,962		2,055
Adjusted EBITDAre	$(6,148)		$(5,099)

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Mar. 31,
	2022	2021
Consolidated
Net loss	$(24,797)	$(117,121)
Noncontrolling interest in consolidated joint venture	-	11,793
Net loss available to common shareholders and unit holders	(24,797)	(105,328)
Depreciation & amortization	55,997	53,278
Adjustments for noncontrolling interest	-	(7,930)
Pro rata adjustments from joint ventures	22	15
FFO available to common shareholders and unit holders	31,222	(59,965)

Right-of-use asset amortization	31	37
Non-cash lease expense	1,173	1,088
(Gain) loss on other assets	469	(317)
Amortization of deferred financing costs	2,229	2,209
Amortization of debt premiums	(73)	(70)
Loss on extinguishment of debt	-	2,949
Adjustments for noncontrolling interest	-	(217)
Transaction costs of acquisitions	178	-
Deferred tax (benefit) expense	(415)	3,781
Adjusted FFO available to common shareholders and unit holders	$34,814	$(50,505)
Capital expenditures (1)	(12,305)	(152)
Adjusted FFO available to common shareholders and unit holders (ex. maintenance capex)	$22,509	$(50,657)

Basic net loss per share	$(0.45)	$(1.90)
Diluted net loss per share	$(0.45)	$(1.90)

FFO available to common shareholders and unit holders per basic share/unit	$0.56	$(1.08)
Adjusted FFO available to common shareholders and unit holders per basic share/unit	$0.63	$(0.91)

FFO available to common shareholders and unit holders per diluted share/unit	$0.56	$(1.08)
Adjusted FFO available to common shareholders and unit holders per diluted share/unit	$0.63	$(0.91)

Weighted average common shares and OP units for the period:
Basic	55,481	55,422
Diluted	55,481	55,422

(1)	Represents FF&E reserve contribution for managed properties and maintenance capital expenditures for non-managed properties. Note that during 2021, as a result of the COVID-19 pandemic, contributions to the FF&E reserve for managed properties were suspended.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Mar. 31,
	2022		2021
	$	Margin	$	Margin
Hospitality segment
Revenue	$261,111		$69,802
Operating income (loss)	$15,668	6.0%	$(63,543)	-91.0%
Depreciation & amortization	52,271		49,148
Preopening costs	-		398
Non-cash lease expense	1,053		1,104
Interest income on Gaylord National bonds	1,340		1,321
Adjusted EBITDAre	$70,332	26.9%	$(11,889)	-17.0%

Occupancy	47.3%		16.4%
Average daily rate (ADR)	$229.17		$189.42
RevPAR	$108.41		$31.02
OtherPAR	$170.23		$45.69
Total RevPAR	$278.64		$76.71

Gaylord Opryland
Revenue	$73,519		$21,759
Operating income (loss)	$15,555	21.2%	$(11,750)	-54.0%
Depreciation & amortization	8,589		8,583
Gain on sale of assets	-		(317)
Non-cash lease (revenue) expense	(13)		2
Adjusted EBITDAre	$24,131	32.8%	$(3,482)	-16.0%

Occupancy	48.8%		18.3%
Average daily rate (ADR)	$239.77		$210.04
RevPAR	$116.98		$38.37
OtherPAR	$165.87		$45.34
Total RevPAR	$282.85		$83.71

Gaylord Palms
Revenue	$59,848		$15,117
Operating income (loss)	$15,858	26.5%	$(6,017)	-39.8%
Depreciation & amortization	5,552		4,124
Preopening costs	-		398
Non-cash lease expense	1,066		1,102
Adjusted EBITDAre	$22,476	37.6%	$(393)	-2.6%

Occupancy	55.6%		24.3%
Average daily rate (ADR)	$256.19		$191.71
RevPAR	$142.36		$46.66
OtherPAR	$244.71		$71.96
Total RevPAR	$387.07		$118.62

Gaylord Texan
Revenue	$56,636		$18,358
Operating income (loss)	$12,916	22.8%	$(4,781)	-26.0%
Depreciation & amortization	6,698		6,229
Adjusted EBITDAre	$19,614	34.6%	$1,448	7.9%

Occupancy	57.8%		22.6%
Average daily rate (ADR)	$221.38		$189.83
RevPAR	$128.06		$42.99
OtherPAR	$218.85		$69.46
Total RevPAR	$346.91		$112.45

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Mar. 31,
	2020		2021
Gaylord National	$	Margin	$	Margin
Revenue	$32,587		$1,257
Operating loss	$(11,275)	-34.6%	$(14,523)	-1155.4%
Depreciation & amortization	8,139		6,866
Interest income on Gaylord National bonds	1,340		1,321
Adjusted EBITDAre	$(1,796)	-5.5%	$(6,336)	-504.1%

Occupancy	35.4%		0.0%
Average daily rate (ADR)	$219.63		$-
RevPAR	$77.73		$-
OtherPAR	$103.67		$7.00
Total RevPAR	$181.40		$7.00

Gaylord Rockies
Revenue	$34,787		$11,970
Operating loss (1)	$(16,784)	-48.2%	$(24,699)	-206.3%
Depreciation & amortization	22,648		22,691
Adjusted EBITDAre (1)	$5,864	16.9%	$(2,008)	-16.8%

Occupancy	39.2%		17.4%
Average daily rate (ADR)	$213.46		$175.28
RevPAR	$83.61		$30.46
OtherPAR	$173.90		$58.15
Total RevPAR	$257.51		$88.61

The AC Hotel at National Harbor
Revenue	$1,607		$805
Operating loss	$(407)	-25.3%	$(765)	-95.0%
Depreciation & amortization	327		329
Adjusted EBITDAre	$(80)	-5.0%	$(436)	-54.2%

Occupancy	46.2%		33.3%
Average daily rate (ADR)	$176.64		$125.99
RevPAR	$81.65		$41.89
OtherPAR	$11.37		$4.68
Total RevPAR	$93.02		$46.57

The Inn at Opryland (2)
Revenue	$2,127		$536
Operating loss	$(195)	-9.2%	$(1,008)	-188.1%
Depreciation & amortization	318		326
Adjusted EBITDAre	$123	5.8%	$(682)	-127.2%

Occupancy	42.7%		15.9%
Average daily rate (ADR)	$137.24		$104.19
RevPAR	$58.63		$16.55
OtherPAR	$19.36		$3.09
Total RevPAR	$77.99		$19.64

(1)	Operating loss and Adjusted EBITDAre for Gaylord Rockies exclude asset management fees paid to RHP of $0.1 million for the three months ended March 31, 2021.
(2)	Includes other hospitality revenue and expense

Ryman Hospitality Properties, Inc. and Subsidiaries

Adjusted EBITDAre reconciliation

Unaudited

(in thousands)

	January	March
	2022	2022
Hospitality segment
Operating Income/(Loss)	$(17,079)	$33,913
Total Depreciation and Amortization	$17,229	$17,798
Non-cash lease expense	$351	$351
Interest income on bonds	$447	$447
Adjusted EBITDAre	$948	$52,509

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Unaudited

(in thousands)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("Adjusted EBITDAre")

	GUIDANCE RANGE
	FOR 2Q 2022
	Low	High	Midpoint
Ryman Hospitality Properties, Inc.
Net Income	$28,500	$32,000	$30,250
Provision (benefit) for income taxes	16,200	17,700	16,950
Interest Expense	30,000	31,000	30,500
Depreciation and amortization	55,000	57,000	56,000
Pro rata EBITDAre from unconsolidated joint ventures (1)	50	50	50
EBITDAre	$129,750	$137,750	$133,750
Non-cash lease expense	1,000	1,500	1,250
Preopening expense	125	125	125
Equity-based compensation	2,625	3,625	3,125
Interest income on Bonds	1,000	1,500	1,250
Other gains and (losses), net	500	500	500
Adjusted EBITDAre (1)	$135,000	$145,000	$140,000

Hospitality Segment
Operating Income	$70,000	$72,000	$71,000
Depreciation and amortization	48,000	49,000	48,500
Non-cash lease expense	1,000	1,500	1,250
Preopening expense	-	-	-
Equity-based compensation	-	-	-
Interest income on Bonds	1,000	1,500	1,250
Other gains and (losses), net	-	-	-
Pro rata adjusted EBITDAre from unconsolidated JVs	-	-	-
Adjusted EBITDAre	$120,000	$124,000	$122,000

Entertainment Segment
Operating Income	$17,500	$20,000	$18,750
Depreciation and amortization	5,000	7,000	6,000
Non-cash lease expense	-	-	-
Preopening expense	125	125	125
Equity-based compensation	625	1,125	875
Interest income on Bonds	-	-	-
Other gains and (losses), net	-	-	-
Pro rata adjusted EBITDAre from unconsolidated JVs (1)	(1,250)	(1,250)	(1,250)
Adjusted EBITDAre (1)	$22,000	$27,000	$24,500

Corporate and Other Segment
Operating Income	$(11,500)	$(10,000)	$(10,750)
Depreciation and amortization	2,000	1,000	1,500
Non-cash lease expense	-	-	-
Preopening expense	-	-	-
Equity-based compensation	2,000	2,500	2,250
Interest income on Bonds	-	-	-
Other gains and (losses), net	500	500	500
Pro rata adjusted EBITDAre from unconsolidated JVs	-	-	-
Adjusted EBITDAre	$(7,000)	$(6,000)	$(6,500)

(1)	Reconcilation of Forward-Looking Guidance does not include any impact of the pending Atairos transaction and pro rata adjusted EBITDAre is only from RHP's JV partnership with Circle

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Unaudited

(in thousands)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("Adjusted EBITDAre")

	GUIDANCE RANGE
	FOR FULL YEAR 2022
	Low	High	Midpoint
Ryman Hospitality Properties, Inc.
Net Income	$60,000	$75,000	$67,500
Provision (benefit) for income taxes	53,400	55,300	54,350
Interest Expense	132,500	134,000	133,250
Depreciation and amortization	207,000	210,500	208,750
Pro rata EBITDAre from unconsolidated joint ventures (1)	100	200	150
EBITDAre	$453,000	$475,000	$464,000
Non-cash lease expense	4,000	5,000	4,500
Preopening expense	500	500	500
Equity-based compensation	11,500	14,000	12,750
Interest income on Bonds	5,000	5,500	5,250
Other gains and (losses), net	2,000	2,000	2,000
Adjusted EBITDAre (1)	$476,000	$502,000	$489,000

Hospitality Segment
Operating Income	$233,000	$243,500	$238,250
Depreciation and amortization	183,000	186,000	184,500
Non-cash lease expense	4,000	5,000	4,500
Preopening expense	-	-	-
Equity-based compensation	-	-	-
Interest income on Bonds	5,000	5,500	5,250
Other gains and (losses), net	-	-	-
Pro rata adjusted EBITDAre from unconsolidated JVs	-	-	-
Adjusted EBITDAre	$425,000	$440,000	$432,500

Entertainment Segment
Operating Income	$66,000	$69,000	$67,500
Depreciation and amortization	19,000	20,500	19,750
Non-cash lease expense	-	-	-
Preopening expense	500	500	500
Equity-based compensation	2,500	4,000	3,250
Interest income on Bonds	-	-	-
Other gains and (losses), net	-	-	-
Pro rata adjusted EBITDAre from unconsolidated JVs (1)	(8,000)	(6,000)	(7,000)
Adjusted EBITDAre (1)	$80,000	$88,000	$84,000

Corporate and Other Segment
Operating Income	$(45,000)	$(42,000)	$(43,500)
Depreciation and amortization	5,000	4,000	4,500
Non-cash lease expense	-	-	-
Preopening expense	-	-	-
Equity-based compensation	9,000	10,000	9,500
Interest income on Bonds	-	-	-
Other gains and (losses), net	2,000	2,000	2,000
Pro rata adjusted EBITDAre from unconsolidated JVs	-	-	-
Adjusted EBITDAre	$(29,000)	$(26,000)	$(27,500)

(1)	Reconcilation of Forward-Looking Guidance does not include any impact of the pending Atairos transaction and pro rata adjusted EBITDAre is only from RHP's JV partnership with Circle